UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: +44 203 318 9709

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On July 10, 2018, Myovant Sciences Ltd. announced, in connection with its presentation at the first annual Roivant Pipeline Day (see item 7.01 below), that as of June 30, 2018, it had approximately $235.6 million in cash and committed funding, consisting of $143.6 million of cash and financing commitments totaling $92.0 million available to it from NovaQuest Capital Management.

These amounts are preliminary and have not been reviewed by Myovant’s auditors, and there can be no assurance that Myovant’s cash position as of June 30, 2018, will not differ from this estimate, including as a result of quarter-end closing procedures or review adjustments.

Item 7.01	Regulation FD Disclosure.

On July 10, 2018, Lynn Seely, M.D., Principal Executive Officer of Myovant Sciences Ltd., will make a presentation regarding Myovant at the first annual Roivant Pipeline Day on July 10, 2018 at 2:30 p.m. ET. In connection with Dr. Seely’s presentation, Dr. Seely will be using a slide presentation, a copy of which will be posted on Myovant’s website at: investors.myovant.com.

Item 8.01	Other Events.

On July 10, 2018, Myovant Sciences Ltd. issued a press release titled “Myovant Sciences Announces Completion of Screening for Phase 3 LIBERTY 1 Study Evaluating Relugolix in Women with Uterine Fibroids.” In the press release Myovant announced: top-line data for its LIBERTY 1 trial is expected in the second quarter of 2019; Myovant is on track for top-line results from all relugolix Phase 3 clinical studies in uterine fibroids, endometriosis and prostate cancer during 2019; it completed the screening of patients for its LIBERTY 1 study, the first of two Phase 3 replicate studies evaluating relugolix in women with heavy menstrual bleeding associated with uterine fibroids; it looks forward to completing LIBERTY 2 in its fiscal quarter ending September 30, 2018, and reporting top-line efficacy and safety data on LIBERTY 1 in the second quarter of 2019; it continues to work diligently towards top-line results on all of its ongoing Phase 3 clinical studies during 2019; and Myovant will be presenting at the first annual Roivant Pipeline Day on July 10, 2018 at 2:30 p.m. ET.

Forward-Looking Statements

This item contains forward-looking statements, including without limitation, statements related to: top-line data for its LIBERTY 1 trial is expected in the second quarter of 2019; Myovant is on track for top-line results from all relugolix Phase 3 clinical studies in uterine fibroids, endometriosis and prostate cancer during 2019; it looks forward to completing LIBERTY 2 in its fiscal quarter ending September 30, 2018, and reporting top-line efficacy and safety data on LIBERTY 1 in the second quarter of 2019; and it continues to work diligently towards top-line results on all of its ongoing Phase 3 clinical studies during 2019. Myovant cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors known and unknown that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part I, Item 1A of Myovant’s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on June 7, 2018, and other filings that Myovant makes with the SEC from time to time. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Myovant undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date: July 10, 2018	By:	/s/ Matthew Lang
Name: Matthew Lang
Title: General Counsel